UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 7, 2009, William C. DeWitt’s employment with Bank Rhode Island (the “Bank”), a wholly owned subsidiary of Bancorp Rhode Island, Inc., terminated. Mr. DeWitt served as Director of Marketing and Corporate Communications for the Bank.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

By:	/s/ Linda H. Simmons
___________________________

Linda H. Simmons

Chief Financial Officer

Date: January 13, 2009